EXHIBIT 10.04

                                    AGREEMENT

         AGREEMENT(the "Agreement"), between ZymeTx, Inc. (the "Company") and the investors identified on the signature pages hereto (the "Investors").

         WHEREAS, on October 13, 2000, the Company and the Investors entered into a certain Registration Rights Agreement (the "RRA"); and

         WHEREAS, on October 13, 2000, the Company issued to the Investors $2 million in aggregate principal amount of the Company's 5% Senior Convertible Debentures Due October 12, 2002 (the "Debentures"); and

         WHEREAS, the Investors agree with effect as of August 21, 2001 not to enforce certain rights of redemption under the RRA and the Debentures; and

         WHEREAS, the Company wishes to issue to the Investors, and the Investors wish to accept, as an exchange pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Act"), certain warrants, exercisable in whole or in part for an aggregate of 500,000 shares of the Company's Common Stock, in the form of Exhibit A attached hereto (the "New Warrants").

         THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby duly acknowledged, the Company and the Investors agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Definitions. Capitalized terms used but not described herein shall have the meanings specified in the RRA.

                                   ARTICLE II

                         AGREEMENTS AND REPRESENTATIONS

Section 2.1 Conditional Deferral. The Investors agree, with effect as of August 21, 2001 ("Effective Date"), not to enforce (i) on or before February 28, 2002 their rights as a result of Section 2(b)(ii)(B) and the final sentence of
Section 2(f) of the RRA, and defaults existing as of the Effective Date under Sections 19(d)(1) and 19(i) of the Debentures only (the "Specified Defaults") to cause the Company to redeem securities, regardless of price, and (ii) after February 28, 2002 their rights as a result of the Specified Defaults to cause the Company to redeem securities at a Premium Redemption Price equal to the Conversion Value. Each Investor's right to redeem securities as a result of any other applicable default or Interfering Event under the RRA or the Debentures is specifically reserved, and the Investors' forbearance from enforcing their rights on the terms identified in the first sentence of this Section 2.1 automatically shall expire and terminate if any other such default or Interfering Event occurs.


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         Section 2.2 Amendment to RRA. Section 1 of the RRA is amended by deleting subpart (ii) of the definition of Conversion Value the words "greater of the" replacing them with the word "greatest".

         Section 2.3 Amendments to Debentures.

                  (a) Section 19 of the Debentures is amended by adding, after subsection (k) and before the word "then", the following language:

         "(l) the combination of cash and cash equivalents, plus current accounts receivable (i.e. not aged more than 30 days), of the Company shall at any time on or after November 30, 2001 fall below $250,000;"

                  (b) Each Investor shall have the right, but not the obligation, to extend the Maturity Date (as defined in the Debentures) of all or a portion of the outstanding amount of its Debentures for up to four (4) consecutive periods of three (3) months each. By way of example only, an Investor could so extend the Maturity Date from October 12, 2002 to first January 12, 2003, then April 12, 2003, then July 12, 2003 and then finally October 12, 2003, respectively and in order. An Investor may elect in writing to exercise its extension option until the business day immediately preceding the otherwise applicable Maturity Date.

         Section 2.4 New Registration Statement. ZymeTx shall prepare and file by December 17, 2001 a registration statement covering an additional 5,000,000 shares of Common Stock underlying the Debentures and the New Warrants. Any failure of the Company to do so shall be deemed an Interfering Event for purposes of the RRA. After filing, the Company shall use its best efforts to have that registration statement declared effective by the Securities and Exchange Commission as soon as possible.

         Section 2.5 New Warrants. On or before November 30, 2001, the Company shall issue the New Warrants.

         Section 2.6 Company Action. The Company will take no action inconsistent with the characterization of the issuance of the New Warrants as an exchange for purposes of Section 3(a)(9) of the Act. The Company further agrees, if requested by the Investors, to issue replacement Debentures, and/or sign an amendment to the RRA, reflecting the terms of this Agreement.

         Section 2.7 Covenant Not to Prepay Other Debt. The Company hereby covenants and agrees not to prepay any current or future debt, in whole or in part, without the prior written consent of the Investors.

         Section 2.8 Other Financing. The Company represents that since November 5, 2001 it has received into escrow an aggregate of $704,750 of financing. Of this amount, $287,500 has been received by the Company, $225,000 is in escrow pending only the execution of this Agreement, and the balance is in escrow pending the receipt of certain supplemental signatures and/or bank confirmation of clearance of funds. The effectiveness of Section 2.1 of this Agreement is conditional upon the accuracy of this representation.


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                                   ARTICLE III

                                   TERMINATION

         Section 3.1 Voluntary Termination. This Agreement may be terminated at any time upon the mutual written consent of the Company and each of the Investors.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 4.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS EXECUTED AND TO BE PERFORMED EXCLUSIVELY WITHIN SUCH STATE, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES. THE UNDERSIGNED AGREE THAT ANY DISPUTE BETWEEN THE UNDERSIGNED WILL BE RESOLVED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK AND COUNTY OF NEW YORK. THE COMPANY AND EACH INVESTOR FURTHER CONSENTS TO THE PERSONAL JURISDICTION AND VENUE OF ANY COURT IN WHICH ANY ACTION MAY BE BROUGHT AGAINST IT BY LIBERTY AND TO SERVICE OF PROCESS IN ANY SUCH ACTION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR BY ANY MEANS GIVING ACTUAL NOTICE OF SUCH PROCESS. THE COMPANY AND EACH INVESTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION.

         Section 4.3 No Waiver. No waiver by an Investor of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of an Investor to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 4.4 Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended except by a writing signed the Company and each Investor.

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         Section 4.5 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 4.6 Specific Enforcement. The Company acknowledges and agrees that irreparable damage to the Investor would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Investors may be entitled by law or equity.

         Section 4.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                                   ZymeTx, Inc.
                                   800 Research Parkway
                                   Oklahoma City, Oklahoma 73104
                                   Telephone: (405) 271-1314
                                   Facsimile: (405) 271-1944
                                   Attention: Mr. Norman Proulx

With a copy to:

                                   Sichenzia, Ross, Friedman & Ference, LLP.
                                   135 West 50th Street, 20th Floor
                                   New York, New York 10020
                                   Telephone: (212) 664-1200
                                   Facsimile: (212) 664-7329
                                   Attention: Richard A. Friedman, Esq.

If to the Investors:

                                   Halifax Fund, L.P. and
                                   Palladin Opportunity Fund, LLC
                                   195 Maplewood Avenue
                                   Maplewood, NJ 07040
                                   Telephone: (973) 313-6424
                                   Facsimile: (973) 313-6491
                                   Attention: Mr. Robert Chender

With a copy to:

                                   Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                   551 Fifth Avenue, 18th Floor
                                   New York, New York 10176
                                   Telephone: (212) 986-6000
                                   Facsimile: (212) 986-8866
                                   Attention: Christopher P. Davis, Esq.

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         Section 4.8 Limited Amendments. Except as specifically amended by this Agreement, the terms and provisions of the RRA and the Debentures remain unchanged, and are in full force and effect.

         IN WITNESS WHEREOF, this Agreement is hereby executed and delivered by the duly authorized officers of the parties signing below.

                                   ZYMETX, INC.


                                   By: /s/ Norman R. Proulx
                                       -------------------------------------
                                       Norman R. Proulx
                                       Chief Executive Officer

                                   Date: 11/19/01
                                         -----------------------------------

                                   PALLADIN OPPORTUNITY FUND, LLC.
                                   By: Palladin Asset Management, L.L.C.
                                       Managing Member


                                   By: /s/ Robert Chender
                                       -------------------------------------
                                       Robert Chender
                                       Managing Member

                                   Date: 11/19/01
                                         -----------------------------------

                                   HALIFAX FUND, L.P.
                                   By: The Palladin Group, L.P.
                                       Attorney-in-Fact

                                   By: Palladin Capital Management, LLC
                                       General Partner


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

                                   By: /s/ Robert Chender
                                       --------------------------------------
                                       Robert Chender
                                       Managing Member


                                   Date: 11/19/01
                                         ------------------------------------




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